Exhibit 99.1

Media Contact: Patrick Wilkison Vice President, Marketing and Business Development (949) 476-1180 pwilkison@stec-inc.com	Investors and Financial Media Contact: Mitch Gellman Vice President of Investor Relations (949) 260-8328 ir@stec-inc.com

STEC Announces Fourth Quarter and Full-Year 2007 Results

— Enterprise-Storage Industry Leader adopts ZeusIOPS Solid-State Drive; OEM

Customers Now Testing Mach8/IOPS for Enterprise Servers and Mach8 MLC For

Laptop Computers; Global Tax Restructuring Substantially Complete; Malaysia Facility Complete —

SANTA ANA, Calif., March 5, 2008 – STEC, Inc. (Nasdaq:STEC), announced today the company’s financial results for the fourth quarter and full-year ended December 31, 2007.

Revenue for the fourth quarter of 2007 was $53.0 million, a decrease of 28.7% from $74.3 million for the fourth quarter of 2006, and an increase of 18.6% from $44.7 million for the third quarter of 2007.

Non-GAAP gross profit margin was 31.7% for the fourth quarter of 2007, compared to 33.9% for the fourth quarter of 2006, and 31.1% for the third quarter of 2007. Non-GAAP diluted earnings per share was $0.07 for the fourth quarter of 2007, compared to $0.19 for the fourth quarter of 2006, and $0.05 for the third quarter of 2007. GAAP results in the fourth quarter of 2007 included start-up costs related to the Company’s Malaysia facility, Solid State Drive (SSD) product development expense, global tax restructuring costs, first-year implementation costs related to Sarbanes-Oxley Act Section 404, Consumer Division sale-dispute arbitration fees, employee stock compensation expense and the short-term impact of the implementation of the global tax structure on the Company’s effective tax rate. Non-GAAP results are explained and reconciled to GAAP results in tables included in this release.

GAAP gross profit margin was 30.0% for the fourth quarter of 2007, compared to 33.9% for the fourth quarter of 2006, and 29.0% for the third quarter of 2007. GAAP diluted earnings per share from continuing operations was $0.03 for the fourth quarter of 2007, compared to $0.19 for the fourth quarter of 2006, and $0.01 for the third quarter of 2007.

GAAP full-year 2007 revenue was $188.7 million, a decrease of 12.6% from $215.8 million for 2006. GAAP gross profit margin was 30.2% for 2007, compared to 31.7% for 2006. GAAP full-year 2007 diluted earnings per share from continuing operations was $0.11, compared to full-year 2006 diluted earnings per share from continuing operations of $0.45.

During the fourth quarter of 2007, the Company repurchased 335,847 shares of common stock under its previously announced stock repurchase program at an average price, including commissions, of $7.48. The Company repurchased 1,669,208 shares during the first quarter of 2008 to date. Since the inception of the stock repurchase program in July 2006 through February 29, 2008, the Company has repurchased an aggregate of 2,005,055 shares of common stock at an average price, including commissions, of $7.74 per share.

Business Outlook

Solid State Drive Initiatives — Enterprise Storage, Enterprise Servers and Laptops

Enterprise-Storage market – ZeusIOPS

“We believe that we are the leading-technology company providing Solid State Drive solutions (SSD) to Original Equipment Manufacturers (OEMs) in three major markets,” said Manouch Moshayedi, STEC’s chief executive officer. “We believe this position of leadership coupled with our just-completed Malaysia production and engineering facility, and the implementation of our global tax restructuring has placed STEC in the most competitive and exciting position since the company was founded more than 18 years ago.

“At this time last year, I shared my enthusiasm for our then newly-developed ZeusIOPS line of SSDs targeted to the Enterprise-Storage Market. We set a hopeful, early-stage revenue goal of $5 million to $10 million for 2007. We not only surpassed that goal, but more importantly announced in early 2008 the adoption of our ZeusIOPS line of SSDs by one of the largest Enterprise-Storage manufacturers, for integration into their high-performance systems.”

Enterprise-Server market – Mach8/IOPS

“In November of 2007 we introduced our Mach8/IOPS line of SSDs giving Enterprise-Server system providers increased performance while decreasing their customers’ power consumption and total cost of ownership. The Mach8/IOPS will enable our Enterprise-Server OEM customers to achieve high read and write IOPS performance at a competitive cost. Several of the leading Enterprise-Server OEMs are currently testing our Mach8/IOPS and we are very encouraged by the results to date. We expect sampling and testing for Mach8/IOPS to continue for the next two to three quarters and are hopeful to begin volume production during future quarters.”

Laptops and Portables market – Mach8 with SLC and Mach8 with MLC

“In December of 2007 we introduced our Mach8 line of SSDs which we plan to sell directly to laptop OEM customers. With the cost of SSDs still a prohibitive factor when used in laptops, we became the first company to introduce an SSD using significantly lower-priced — MLC-based — NAND Flash chips. The introduction of our Mach8 with MLC stands to significantly reduce the cost of SSDs for laptops. We are encouraged by the positive initial feedback from many of the leading OEMs who are sampling and testing our Mach8 with MLC. We are also hopeful that we will begin volume production with this product during future quarters.”

Malaysia Facility

“As forecasted, we moved into our Penang facility in early January of this year. Our new Malaysian facility is now operational and is expected to ramp up to meaningful-production levels by the end of the second quarter of 2008. We have already achieved ISO certification and successfully completed several significant customer audits. We expect our investment in this new facility to help reduce average production and administrative costs, improve access to growing markets in Asia, improve supply-chain efficiency and significantly lower our overall long-term effective corporate tax rate.”

Guidance

“We currently expect first quarter of 2008 revenue to range from $45 million to $47 million with diluted non-GAAP earnings per share to range from $0.02 to $0.03. We are excited about our future in the ever-expanding Enterprise-SSD markets, the opening of our Malaysia facility, the implementation of our long-term global tax restructuring and what execution of these initiatives mean to STEC’s look to the future.”

Conference Call

STEC will hold an open conference call to discuss results for the fourth quarter and full-year 2007. The call will take place today at 1:30 p.m., Pacific/4:30 p.m., Eastern. The call-in numbers for the conference are 1-800-781-3662 (United States and Canada) and 1-706-643-7710 (International).

Webcast

This call is being webcast. The webcast can be accessed by clicking on the “About STEC” then clicking on the “Investor Relations” tab at www.stec-inc.com. The webcast will be archived and available for replay beginning approximately two hours after the live call concludes.

About STEC, Inc. (Nasdaq:STEC)

STEC, Inc. designs, develops, manufactures and markets custom memory solutions based on Flash memory and DRAM technologies. For information about STEC and to subscribe to the Company’s “Email Alert” service, please visit our web site at www.stec-inc.com, click “About STEC”, click “Investor Relations” and then “Email Alert.”

Use of Non-GAAP Financial Information

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), we use non-GAAP financial measures (non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP income from continuing operations before provision for income taxes, non-GAAP income from continuing operations and non-GAAP diluted earnings per share from continuing operations) that exclude start-up costs related to the Company’s Malaysia facility, SSD product development expenses, global tax restructuring costs, Consumer Division sale-dispute arbitration proceeding legal and consulting fees, first-year implementation costs related to Sarbanes-Oxley Act Section 404, employee stock compensation expenses and the short-term impact of the implementation of the global tax structure on the Company’s effective tax rate. Management excludes these items because it believes that the non-GAAP measures enhance an investor's overall understanding of the Company's financial performance and future prospects by being more reflective of the Company's core, recurring operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of such items. Difficulties in forecasting the non-GAAP items include the timing of customer audit approvals for the Malaysia facility which would impact the ramp up of production, registration costs for new entities related to our global tax structure, unexpected delays in shipping new products developed by our foreign subsidiaries in lower tax jurisdictions than the United States, a prolonged arbitration proceeding with respect to the Consumer Division sale of assets and the amount of Sarbanes-Oxley remediation required. These items could be materially significant in our GAAP results in any period. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company's core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies' financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. A complete reconciliation between GAAP and non-GAAP information referred to in this release is provided in tables included in this release.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements concerning: belief that we are the leading technology company providing SSD solutions to OEMs in three major markets, belief that the company is in the most competitive and exciting position since its founding, timeframe for continued sampling and testing of Mach8/IOPS and hope to go into production in future quarters, expectation that the Mach8 with MLC will significantly reduce the cost of SSDs for laptops, hope to go into production of Mach8 with MLC in future quarters, expectation that the Malaysia facility will ramp up to meaningful-production levels by the end of the second quarter of 2008, expected benefits from our investment in the Malaysia facility, revenue and diluted earnings per share guidance for the first quarter of 2008; enthusiasm about our future in the SSD markets, the opening of the Malaysia facility, implementation of our global tax restructuring and the expected benefits of these initiatives to STEC’s future outlook. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. Important factors which could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under "Risk Factors" in filings with the Securities and Exchange Commission made from time to time by the Company, including its Annual Report on Form 10-K, its quarterly reports on Form 10-Q, and its current reports on Form 8-K. Other factors that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements include the following risks: we may not realize the expected benefits of the recent divestiture of our Consumer Division; disruptions from the divestiture of our Consumer Division transaction could make it more difficult to maintain relationships with customers and employees; changes in demand from certain customer segments; the cost of raw materials may fluctuate widely in the future; our backlog may not result in future revenue; excess inventory held by our customers may reduce future demand for our products; we may not realize the expected benefits from our operations in Malaysia or from our global tax restructuring; unexpected increases in the cost associated with the operation of our new Malaysia facility; unexpected delays in the qualification process of our products with customers; our growth initiatives may not be successfully implemented; slower than expected expansion of our international business; we may not realize the anticipated benefits from any acquisitions of businesses, technologies, or assets we have acquired or may acquire in the future; excess availability of DRAM or Flash memory could reduce component pricing resulting in lower average selling prices and gross profit; DRAM or Flash memory supply may tighten requiring suppliers to place their customers, including us, on limited component allocation; interruptions or delays at the semiconductor manufacturing facilities that supply components to us; higher than expected operating expenses; new and changing technologies limiting the applications of our products; our inability to become more competitive in new and existing markets, our inability to maintain and increase market share, difficulty competing in sectors characterized by aggressive pricing and low margins; new customer and supplier relationships may not be implemented successfully; higher than anticipated capital equipment expenditures; adverse global economic and geo-political conditions, including acts of terror, business interruption due to earthquakes, hurricanes, pandemics, power outages or other natural disasters; and potential impact of high energy prices and other global events outside of our control which could adversely impact customer confidence and hence reduce demand for our products. The information contained in this press release is a statement of STEC's present intention, belief or expectation. STEC may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in STEC's assumptions or otherwise. STEC undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

STEC, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 31, 2007	December 31, 2006
ASSETS:
Current Assets:
Cash and cash equivalents	$94,326	$40,907
Accounts receivable, net of allowances of $993 at December 31, 2007 and $1,157 at December 31, 2006	34,288	34,823
Inventory, net	31,556	51,453
Current assets of discontinued operations	—	57,880
Deferred income taxes	1,241	1,521
Other current assets	2,831	1,691

Total current assets	164,242	188,275

Furniture, fixtures and equipment, net	37,928	11,696
Intangible assets	1,060	1,439
Goodwill	1,725	1,682
Other long-term assets	954	423
Deferred income taxes	3,578	2,973
Long-term assets of discontinued operations	—	168

Total assets	$209,487	$206,656

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities:
Accounts payable	$16,638	$21,104
Accrued and other liabilities	6,169	7,111
Liabilities of discontinued operations	—	12,427

Total current liabilities	22,807	40,642

Long-term income taxes payable	849	—
Commitments and contingencies
Shareholders’ Equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized, no shares outstanding	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized, 50,433,672 shares issued and outstanding as of December 31, 2007 and 48,677,834 shares issued and outstanding as of December 31, 2006	50	49
Additional paid-in capital	137,942	128,353
Retained earnings	47,839	37,612

Total shareholders’ equity	185,831	166,014

Total liabilities and shareholders’ equity	$209,487	$206,656

STEC, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Net revenues	$53,013	$74,284	$188,652	$215,753
Cost of revenues	37,117	49,114	131,643	147,301

Gross profit	15,896	25,170	57,009	68,452

Sales and marketing	4,689	4,638	17,382	16,066
General and administrative	4,988	2,393	17,909	10,786
Research and development	4,392	3,365	14,971	10,071

Total operating expenses	14,069	10,396	50,262	36,923
Operating income	1,827	14,774	6,747	31,529
Other income	974	350	3,786	1,728

Income before provision for income taxes	2,801	15,124	10,533	33,257
Provision for income taxes	1,267	5,314	4,723	12,071

Income from continuing operations	1,534	9,810	5,810	21,186
Discontinued operations
Income from operations of Consumer Division (including gain on disposal of $8,005 in 2007)	2	(568)	7,577	1,103
Provision for income taxes	(142)	237	(3,087)	(438)

Income from discontinued operations	(140)	(331)	4,490	665

Net income	$1,394	$9,479	$10,300	$21,851

Net income (loss) per share:
Basic:
Continuing operations	$0.03	$0.19	$0.12	$0.47
Discontinued operations	—	(0.01)	0.09	0.01

Total	$0.03	$0.18	$0.21	$0.48

Diluted:
Continuing operations	$0.03	$0.19	$0.11	$0.45
Discontinued operations	—	0.00	0.09	0.01

Total	$0.03	$0.19	$0.20	$0.46

Shares used in per share computation:
Basic	50,388	47,915	49,843	45,243

Diluted	51,507	50,900	51,274	46,625

The non-GAAP financial measures included in the following tables are non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP income from continuing operations before provision for income taxes, non-GAAP income from continuing operations and non-GAAP diluted earnings per share from continuing operations, which adjust for the following items: (a) start-up costs related to the Company’s Malaysia facility, (b) SSD product development expenses, (c) global tax restructuring costs, (d) implementation costs related to Sarbanes-Oxley Act Section 404, (e) Consumer Division sale-dispute arbitration proceeding legal and consulting fees, (f) employee stock compensation expenses and (g) the short-term impact of the implementation of the global tax structure on the Company’s effective tax rate. Management believes these non-GAAP financial measures enhance an investor's overall understanding of the Company’s financial performance and future prospects by being more reflective of the Company's core operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measure internally for strategic decision making, forecasting future results and evaluating current performance. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company's core, recurring operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies' financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

The items excluded from GAAP financial results in calculating non-GAAP financial results, are set forth below:

(a)	The Malaysia facility start-up costs primarily relate to costs associated with our 25,000 square foot interim facility, depreciation on equipment, and operational, sales and marketing, general and administrative and research and development personnel costs. The Company used its interim facility during 2007 to train production employees, obtain facility certifications such as ISO certification, initiate the accounting and information systems and conduct customer audits to better prepare for the opening of the Company’s 210,000 square foot facility. The Company expects to attain meaningful production volume from its full-scale production facility in the fourth quarter of 2008. As the interim and full-scale production facilities are not expected to contribute meaningfully to operations until the second quarter of 2008, management believes excluding such items from the Company’s operations provides investors with a means of evaluating the Company’s current operations.

(b)	SSD product development expenses relate primarily to inventory write-offs incurred toward the advancement and initial customer evaluation sales of the Company’s newest product line of solid state drive solutions. These SSD products contain complex controller and drive design technology which is customized to customer specifications. The Company is an industry leader in this area of technology and incurred significant SSD related product development costs in the fourth quarter of 2007 while working with its customers in customizing this technology for their specific applications. Management does not include these initial SSD product costs in measuring its core production and operational costs and does not believe these costs will be material after the second quarter of 2008.

(c)	The global tax restructuring costs relate primarily to tax consulting, legal fees and filing fees associated with establishing various corporate entities throughout the world, and establishing cost-sharing and transfer pricing agreements among the worldwide entities. Management believes these cost should be excluded when evaluating core operations since management expects such costs to be immaterial after the second quarter of 2008.

(d)	First-year Sarbanes-Oxley costs relate to accounting and consulting fees related to the Company’s preparation to comply with Section 404 of the Sarbanes-Oxley Act in 2008 and the incremental amount of the first-year audit costs upon the Company first becoming subject to Sarbanes-Oxley Act Section 404 in 2008 over the expected Sarbanes-Oxley audits cost in subsequent years. Management believes these cost should be excluded when evaluating core operations since management believes these costs will be immaterial after the first quarter of 2008.

(e)	Consumer Division arbitration fees relate to legal and consulting fees incurred in the arbitration proceeding with Fabrik Acquisition Corp. (“Fabrik”) over the final purchase price adjustment for the sale of the assets of the Consumer Division to Fabrik on February 9, 2007. In accordance with the Purchase Agreement, both parties agreed to submit the disputed amounts to a neutral arbitrator to resolve such matters. In January 2008, the arbitrator ruled in favor of the Company on substantially all of the disputed items related to the purchase price adjustment. Management believes that legal and consulting fees incurred in conjunction with this arbitration proceeding should be excluded when evaluating core operations since management believes these costs are non-recurring.

(f)	Employee stock compensation expenses in connection with SFAS 123R have been excluded as management omits these expenses when evaluating its core operating activities, for strategic decision making, forecasting future results and evaluating current performance.

(g)	The short-term impact of the implementation of the global tax restructuring on the Company’s effective tax rate is related to an increase in the provision for income taxes as the result of research and development cost sharing arrangements made between the Company and certain of its foreign subsidiaries. The short-term impact of these intercompany agreements has resulted in research and development expenses being incurred in a foreign jurisdiction with a zero tax rate which has resulted in less overall tax benefits for the Company in the fourth quarter of 2007. However, as new products are being developed and sold in foreign jurisdictions, the Company expects to incur future profits that will be taxed at a lower rate than in the United States, resulting in long-term tax savings that will more than offset the short-term increases. Management believes that the increase in the Company’s effective tax rate is temporary and the incremental increase should be excluded when evaluating core operations.

STEC, INC.

Schedule Reconciling Non-GAAP Income From Continuing Operations to GAAP Income From Continuing Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,
	2007	2006
Net income from continuing operations	$1,534	$9,810

The non-GAAP amounts have been adjusted to exclude the following items:
Excluded from cost of sales:
Malaysia facility start-up costs (a)	$479	$—
SSD product development (b)	445	—
Employee stock compensation (f)	4	4

	928	4
Excluded from operating expenses
Malaysia facility start-up costs (a)	$700	$114
SSD product development (b)	77	—
Global tax restructuring costs (c)	371	84
First-year Sarbanes-Oxley implementation costs (d)	125	—
Consumer division sale arbitration fees (e)	54	—
Employee stock compensation (f)	440	94

	2,695	296
Income tax effect on non-GAAP adjustments	1,016	112

Net effect of adjustments to GAAP net income	1,679	184
Global tax restructuring implementation short-term income tax impact (g)	211	(388)

Non-GAAP income from continuing operations	$3,424	$9,606

(a) - (g) See corresponding footnotes above.

STEC, INC.

Schedule Reconciling Reported Financial Ratios

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,
	2007	2006
GAAP gross margin	30.0%	33.9%
Effect of reconciling item on gross margin	1.7%	0.0%

Non-GAAP gross margin	31.7%	33.9%

STEC, INC.

Selected Non-GAAP Financial Information

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,
	2007	2006
GAAP gross margin	$15,896	$25,170
Malaysia facility start-up costs (a)	479	—
SSD product development (b)	445	—
Employee stock compensation (f)	4	4

Non-GAAP gross margin	$16,824	$25,174

GAAP operating expenses	$14,069	$10,396
Malaysia facility start-up costs (a)	(700)	(114)
SSD product development (b)	(77)	—
Global tax restructuring costs (c)	(371)	(84)
First-year Sarbanes-Oxley costs (d)	(125)	—
Consumer division sale arbitration fees (e)	(54)	—
Employee stock compensation (f)	(440)	(94)

Non-GAAP operating expenses	$12,302	$10,104

GAAP operating income	$1,827	$14,774
Malaysia facility start-up costs (a)	1,179	114
SSD product development (b)	522	—
Global tax restructuring costs (c)	371	84
First-year Sarbanes-Oxley implementation costs (d)	125	—
Consumer division sale arbitration fees (e)	54	—
Employee stock compensation (f)	444	98

Non-GAAP operating income	$4,522	$15,070

GAAP income from continuing operations before provision for income taxes	$2,801	$15,124
Malaysia facility start-up costs (a)	1,179	114
SSD product development (b)	522	—
Global tax restructuring costs (c)	371	84
First-year Sarbanes-Oxley implementation costs (d)	125	—
Consumer division sale arbitration fees (e)	54	—
Employee stock compensation (f)	444	98

Non-GAAP income from continuing operations before provision for income taxes	$5,496	$15,420

GAAP income from continuing operations	$1,534	$9,810
Malaysia facility start-up costs (a)	1,179	114
SSD product development (b)	522	—
Global tax restructuring costs (c)	371	84
First-year Sarbanes-Oxley implementation costs (d)	125	—
Consumer division sale arbitration fees (e)	54	—
Employee stock compensation (f)	444	98
Global tax restructuring implementation short-term income tax impact (g)	211	(388)
Income tax effect on non-GAAP adjustments	(1,016)	(112)

Non-GAAP income from continuing operations	$3,424	$9,606

GAAP diluted earnings per share from continuing operations	$0.03	$0.19
Impact of non-GAAP adjustments on diluted earnings per share	$0.04	$0.00

Non-GAAP diluted earnings per share from continuing operations	$0.07	$0.19

(a) - (g) Refer to the corresponding footnotes above.